Exhibit 10.6

Certain confidential portions of this Exhibit were omitted by means of asterisks in lieu of the text (the “Mark”). This Exhibit has been filed separately with the Secretary of the Securities and Exchange Commission without the Mark pursuant to the Company’s request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

PROCESSING SERVICES AGREEMENT

between

VITAL PROCESSING SERVICES L.L.C.

and

HEARTLAND PAYMENT SYSTEMS, INC.

dated

APRIL 1, 2002

TABLE OF CONTENTS

PREAMBLE

DEFINITIONS
Average Monthly Billing
Confidential Information
Conversion Assistance
Conversion Plan
Dispute
Initial Term
Merchant Services
Service Levels

1. OBLIGATIONS OF VITAL PROCESSING SERVICES, L.L.C
1.1 Basic Services
1.2 Standard of Care
1.3 Conversion Assistance
1.4 Service Levels
1.5 Compliance with Laws and Regulations
1.6 Implementation Dates
1.7 Custom Code Projects

2. OBLIGATIONS OF HEARTLAND PAYMENT SYSTEMS, INC
2.1 Data and Information

3. FEES FOR MERCHANT SERVICES
3.1 Fees and Expenses
3.1.1 Manner/Time of Payment
3.1.2 Taxes
3.2 Increase in Core Processing Fees
3.3 Minimum Processing Transactions
3.3.1 Dial Authorization and Capture Transactions-Exhibit “A”
3.3.2 Core Clearing and Settlement Services-Exhibit ‘B”
3.4 Increased Fees and Expenses

4. TERM OF THE AGREEMENT
4.1 Initial Term
4.1.1 Renewal
4.2 Termination at End of Initial Term or Renewal Term
4.3 Termination by VITAL
4.4 Early Termination by HEARTLAND
4.5 Default and Remedies
4.6 Effect of Termination
4.7 Deconversion
4.7.1 Deconversion Fees
4.72 Time of Payment of Deconversion Fee

1

4.8 Pricing After Termination

5. CONFIDENTIAL INFORMATION
5.1 Confidential Information
5.1.1 HEARTLAND’s Confidential Information
5.1.2 VITAL’s Confidential Information
5.2 Protection of Confidential Information
5.3 Confidentiality of Agreement
5.4 Exclusions
5.5 Confidential Information
5.6 Survival

6. INDEMNIFICATION
6.1 VITAL Indemnification
6.2 HEARTLAND Indemnification
6.3 Force Majeure/Business Continuity
6.4 Data Transmission
6.5 Operational Breakdowns
6.6 Errors
6.7 Reliance on HEARTLAND’s Information
6.8 Special Damages
6.9 Limitation of Liability

7 NOTICES
7.1 Address
7.2 Form of Notice

8. ADDITIONAL PROVISIONS
8.1 Relationship of Parties
8.2 Assignment
8.3 Authority
8.4 Insolvency
8.5 Waiver
8.6 Dispute
8.7 Business Continuity
8.8 Insurance
8.9 Offsite Storage
8.10 Property Rights
8.11 Hiring with Consent
8.12 Binding Nature
8.13 Section Headings
8.14 Entire Agreement
8.15 Governing Law

2

EXHIBITS

Merchant Point-of-Sale Service Descriptions and Pricing (Exhibit A)
Clearing and Settlement (Exhibit B)
Service Levels (Exhibit C)

3

THIS AGREEMENT (“Agreement”) is made and entered into this 1st day of April 2002 by and between VITAL PROCESSING SERVICES L.L.C. (“VITAL”), of Tempe, AZ, and HEARTLAND PAYMENT SYSTEMS, INC. (“HEARTLAND”), a Delaware Corporation, and supersedes and replaces any pre-existing agreement between the parties.

PREAMBLE

The terms and provisions of this Agreement provide for the utilization by HEARTLAND of the Merchant Services for card and merchant authorization services as described in Exhibit “A” hereto and for merchant accounting and clearing services as described in Exhibit “B” hereto. Merchant authorization services and merchant accounting and clearing services are hereinafter referred to as “Merchant Services”. To provide for the use of the Merchant Services by HEARTLAND and in consideration of the terms and provisions specified in this Agreement, the parties hereto agree as follows:

DEFINITIONS

“Average Monthly Billing” shall have the meaning given in Section 6.9.1

“Confidential Information” shall have the meaning given in Section 5

“Conversion Assistance” shall have the meaning given in Section 1.3

“Conversion Plan” shall have the meaning given in Section 1.3

“Dispute” shall have the meaning given in Section 8.6

“Initial Term” shall have the meaning given in Section 4.1

“Merchant Services” shall have the meaning given in the Preamble

“Service Levels” shall have the meaning given in Exhibit “C”

1.                                       OBLIGATIONS OF VITAL PROCESSING SERVICES, L.L.C.

1.1                                 Basic Services.  VITAL will make Merchant Services available to HEARTLAND, some or all of which HEARTLAND presently agrees to use, and others of which VITAL offers to HEARTLAND for its future use.

1.2                                 Standard of Care.  In performing the Merchant Services contemplated under this Agreement, and in the selection and use of facilities, equipment, machines and personnel required for such performance, and in the custody and safekeeping of materials famished to

VITAL by HEARTLAND, or acquired by VITAL on behalf of, HEARTLAND in connection therewith, VITAL shall exercise ordinary care and diligence.

1.3                                 Conversion Assistance.  Upon the execution of the Agreement, VITAL agrees to begin the conversion transition process, if terminals or merchant accounts are to be converted for Merchant Services, that entails the analysis of HEARTLAND’s existing merchant data and POS services. At the conclusion of the above analysis, the parties agree to define the commencement and conclusion dates for the conversion of HEARTLAND’s merchants and terminals for Merchant Services and to complete a conversion plan (“Conversion Plan”).

1.4                                 Service Levels.  VITAL agrees to provide or make available the Merchant Services in accordance with the service levels set forth in Exhibit “C”, attached hereto.

1.5                                 Compliance with Laws and Regulations.  In providing Merchant Services to HEARTLAND, VITAL agrees to comply with VISA and MasterCard bylaws and operating regulations and federal and state regulations relating to bankcard processing for HEARTLAND; provided, however, that VITAL shall not be obligated to comply with the provisions of any state laws, rules or regulations, including changes made therein, unless HEARTLAND gives notice to VITAL in writing of the application of such laws, rules and regulations to the performance of Merchant Services.

1.6                                 Implementation Dates.  VITAL will use commercially reasonable efforts to meet reasonable implementation dates for acquisitions/conversions as required by HEARTLAND.

1.7                                 Custom Code Projects.  VITAL will supply information and back-up documentation for derivation of costs and time estimates for custom-code projects.

2.                                       OBLIGATIONS OF HEARTLAND PAYMENT SYSTEMS, INC.

2.1                                 Data and Information.  Insofar as the performance of Merchant Services under this Agreement by VITAL requires data, documents, information or materials of any nature to be furnished, in whole or in part, by HEARTLAND or HEARTLAND’s employees, agents or other representatives, or requires other services to be performed by HEARTLAND or HEARTLAND’s employees, agents or other representatives, HEARTLAND hereby agrees to furnish or cause its employees, agents or other representatives, to furnish all such data, documents, information and materials, and to perform all such services within such time or times, and in such form or manner, as is necessary in order to enable VITAL to perform Merchant Services hereunder in a timely manner.

3.                                       FEES FOR MERCHANT SERVICES

3.1                                 Fees and Expenses.  VITAL’s fees for Merchant Services provided hereunder are set forth in Exhibit “A” and Exhibit “B” attached hereto and made a related part hereof. VITAL will render a billing statement for all processing fees and expenses contemplated by this Agreement no later than the fifteenth (15th) day of the month [or the following business day if the fifteenth (15th) day falls on a weekend or a holiday] during the term of this Agreement. HEARTLAND shall designate a HEARTLAND bank account with respect to which VITAL shall have authority to debit the account for fees and expenses and agrees to execute the ACH authorization attached hereto as Exhibit “D”. HEARTLAND may dispute any of the fees and charges invoiced by VITAL by providing written notice (facsimile accepted) to VITAL no later than the close of business on the twentieth (20th) day of the month [or the following business day if the twentieth (20th) falls on a weekend or holiday]. Such written notice must include a detailed description of the items and amounts disputed as well as the nature of the dispute. Such written notice shall be sent to the following address:

VITAL PROCESSING SERVICES, L.L.C.
Attention: Billing Department
8320 South Hardy Drive
Tempe, AZ 85284

In such event, VITAL will not debit for such disputed amounts until the dispute is resolved, provided that the amount in dispute in more than five thousand dollars ($5,000.00). VITAL shall debit HEARTLAND’s designated account the undisputed amount due on the invoice on the second (2nd) day of the month after the invoice is issued . In the event that a portion of the bill is disputed within forty-five (45) days after billing and VITAL has debited HEARTLAND’s account for such amount, VITAL will credit HEARTLAND the amount in dispute provided that HEARTLAND notifies VITAL in writing within the forty-five (45) day period with the specifics about the amount in dispute and provided that the amount in dispute in more than five thousand dollars (S5,000.00). All disputes under this Section 3.1 will be settled pursuant to Section 8.6 of this Agreement.

3.1.1                        Manner/Time of Payment.  VITAL may modify its billing procedures upon ninety (90) days’ notice to HEARTLAND. Any modification to these procedures will not shorten the period of time that the fees and expenses are due to VITAL.

3.1.2                        Taxes.  It is understood and agreed between the parties hereto that the fees provided for in this Agreement are exclusive of any and all applicable taxes or assessments, whether designated as sales taxes, use taxes, ad valorem taxes, property taxes, federal, state, local or income taxes or by some other name or designation, and including any interest or penalties thereon, which may be levied upon or assessed by any governmental or taxing jurisdiction in connection with the performance of services hereunder for HEARTLAND or the provision to HEARTLAND of any equipment necessary for the performance of services hereunder for HEARTLAND, and exclusive of any expenses which expenses, by the express terms hereof, are to be paid by HEARTLAND. In the event of the payment of or for any such tax, assessment or expense by VITAL for HEARTLAND, HEARTLAND shall in turn pay VITAL for such items.

3.2                                 Increase in Core Processing Fees.  The agreed upon fees stated in Exhibit “A” and Exhibit “B” shall be guaranteed for a period of four (4) years from the date this Agreement becomes effective except for the services for which VITAL is a reseller of services, in which instance VITAL will give ninety (90) days’ prior written notice of any price increase that results from a price increase from the provider of the services.

3.3                                 Minimum Processing Transactions.

3.3.1                        Dial Authorization and Capture Transactions–Exhibit “A”.  HEARTLAND agrees, beginning April 1, 2002, to process a minimum of ********** dial authorization and capture transactions per year for the first two (2) years of the Initial Term. HEARTLAND also agrees, beginning April 1, 2004, to process a minimum of ********** dial authorization and capture transactions per year for the last two (2) years of the Initial Term.

[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

Should HEARTLAND fail to meet the minimums outlined above for any given contract year, the shortfall number of transactions will be billed by VITAL to HEARTLAND at the applicable transaction rate, as stated in Exhibit “A” hereto, on HEARTLAND’s first monthly invoice of the following contract year and will be payable within thirty (30) days.

3.3.2                        Clearing and Settlement Services – Exhibit “B”.  HEARTLAND agrees, beginning April 1, 2002, to pay VITAL a minimum of ********** in core clearing and settlement fees per month for the first two (2) years of the Initial Term. HEARTLAND also agrees beginning April 1, 2004 to pay VITAL a minimum of ********** in core clearing and settlement fees per month for the last two (2) years of the Initial Term.  Core clearing and settlement fees are defined in Sections 1.1, 1.2 and 1.3 of Exhibit “B” hereto. Should HEARTLAND fail to meet the monthly minimums outlined above, the shortfall will be billed by VITAL to HEARTLAND on HEARTLAND’s monthly invoice and will be payable within thirty (30) days.

3.4                                 Increased Fees and Expenses.  Any other provision herein to the contrary notwithstanding, the fees and expenses to be paid by HEARTLAND for the Merchant Services provided herein may be increased to directly offset any increase in rates charged by any communication service providers, by providers of products for which VITAL is a reseller or to offset any increase due to a change in applicable law or the rules, regulations or operating procedures of either VISA, MasterCard, other supported plans or any applicable federal or state governmental agency or regulatory authority. Any such change shall become effective on the same day as the increase in rates charged by the communications service providers or the providers of products which VITAL resells or due to change in applicable law, rules, regulations or operating procedures becomes effective. VITAL shall give HEARTLAND ninety (90) days’ written notice of any increase or the amount of notice that VITAL receives of such increase if such notice to VITAL is less than ninety (90) days.

[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

4.                                       TERM OF THE AGREEMENT

4.1                                 Initial Term.  The term of this Agreement shall begin on April 1, 2002, and shall continue in full force and effect for a period of four (4) years (“Initial Term”) through March 31, 2006.

4.1.1                        Renewal.  Upon the expiration of the Initial Term of this Agreement, this Agreement shall be automatically renewed for consecutive one (1) year terms thereafter (“Renewal Term”) until and unless terminated as provided in Section 4.2 hereunder.

4.2                                 Termination at End of Initial Term or Renewal Term.  Subject to providing two hundred seventy (270) days’ prior written notice to VITAL, HEARTLAND may terminate this Agreement at the end of the Initial Term, or at the end of any Renewal Term. VITAL may terminate this Agreement at the end of the Initial Term, or at the end of any Renewal Term, by giving at least two hundred seventy (270) days’ prior written notice to HEARTLAND.

4.3                                 Termination by VITAL.  VITAL may terminate this Agreement in the event HEARTLAND fails to make or adequately and timely provide for the payment of undisputed fees and expenses due hereunder, but only if VITAL gives HEARTLAND written notice of such failure and HEARTLAND fails to remedy such failure within thirty (30) days after its receipt of said notice. Upon the expiration of the thirty (30) day period provided for above, VITAL may terminate this Agreement by giving HEARTLAND written notice, which termination shall be effective immediately upon HEARTLAND’s receipt of such notice. If such failure to pay is remedied by HEARTLAND within such thirty (30) day period, then this Agreement shall continue as though no such notice had been given.

4.4                                 Early Termination by HEARTLAND.  HEARTLAND may terminate this Agreement at any time during the Initial Term, or any subsequent Renewal Term, by giving at least two hundred and seventy (270) days’ prior written notice to VITAL. In the event HEARTLAND elects to terminate this Agreement without cause, or for convenience, at any time pursuant to this paragraph, and such termination is effective before the last day of the Initial Term, or any subsequent Renewal Term, HEARTLAND shall pay VITAL a termination fee on the date of termination as VITAL’s sole remedy. The termination fee will be calculated by multiplying the average of the last three (3) months’ gross billings by the number of months remaining in the Agreement after the date of termination. For purposes of calculating the early termination fee, the total fees for clearing and settlement services shall be the greater of ********** or the actual average of the previous month’s billings.

4.5                                 Default and Remedies.  If either party fails to observe, keep or perform any material term or condition of this Agreement, except for the service levels which are addressed in Exhibit “C”, required to be observed, kept or performed by that party, the other party, in addition to any other rights and remedies it may have, shall have the right to terminate this Agreement without paying a termination fee; provided, however, that the party seeking to terminate the Agreement gives the other party a written notice of such failure claimed to be a material breach of terms and conditions of this Agreement, and the party receiving said notice fails to remedy the breach within thirty (30) days after its receipt of said notice. If the material breach is not remedied by the defaulting party within the thirty (30) day period provided for above, the nondefaulting party may terminate this Agreement by giving the defaulting party written notice effective immediately. If the material breach is remedied by the defaulting party within such thirty (30) day period, then this Agreement shall continue as though no such notice had been given.

4.6                                 Effect of Termination.  Termination of this Agreement shall not terminate HEARTLAND’s obligations to pay VITAL fees for all services performed and expenses incurred under the Agreement prior to the discontinuance of performance of Merchant Services by VITAL hereunder.

4.7                                 Deconversion.  HEARTLAND agrees to provide VITAL with at least two hundred and seventy (270) days’ prior written notice of any conversion from VITAL to another processor. Upon termination, VITAL shall cooperate with HEARTLAND in transferring processing promptly and smoothly to any other processor designated by HEARTLAND and VITAL shall make available to such processor all information VITAL possesses regarding HEARTLAND’s customers and accounts in such form as HEARTLAND may reasonably request, together with adequate instructions concerning the format and means of accessing HEARTLAND’s data.

[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

4.7.1                        Deconversion Fees.  Upon each deconversion, HEARTLAND shall pay VITAL a deconversion fee of ********** for each BIN bank number deconverted and pay VITAL at VITAL’s current per diem or hourly charged rates for all services provided by VITAL and shall pay VITAL for all expenses actually incurred by VITAL in connection therewith, including costs of magnetic tapes, disks, punch cards or other storage devices or media transferred by VITAL.

4.7.2                        Time of Payment of Deconversion Fee.  Any payments to be made by HEARTLAND to VITAL under this Section 4.7 shall be made within thirty (30) days of the receipt by HEARTLAND of an invoice from VITAL including such fees and expenses.

4.8                                 Pricing After Termination.  After the termination date of this Agreement, the Merchant Services will be provided by VITAL on a month-to-month basis with no minimums and pricing will be standard tier pricing based on VITAL’s then-current standard pricing. The standard tier pricing may be raised by VITAL ten percent (10%) at the end of the initial six (6) months of the month-to-month and ten percent (10%) every six (6) months thereafter with no notice to HEARTLAND.

5.                                       CONFIDENTIAL INFORMATION

5.1                                 Confidential Information.

5.1.1                        HEARTLAND’s Confidential Information.  All information of a business nature relating to HEARTLAND’s assets, liabilities, credit programs, customers or other business affairs disclosed to VITAL by HEARTLAND or disclosed in connection with this Agreement, or known by VITAL as a result of providing Merchant Services to HEARTLAND (“Confidential Information”) is confidential.

5.1.2                        VITAL’s Confidential Information.  All information of a business nature relating to VITAL’s assets, liabilities, credit programs, customers or other business affairs disclosed to HEARTLAND by VITAL or disclosed in connection with this Agreement, or known by HEARTLAND as a result of the provision of Merchant Services by VITAL (“Confidential Information”) is confidential.

[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

5.2                                 Protection of Confidential Information.  Each party shall cause its officers, employees and agents to take such action as shall be necessary, or advisable, to preserve and protect the confidentiality of such Confidential Information. This shall not prohibit each party from disclosing such Confidential Information to persons required to have access thereto for the performance of this Agreement, including legal counsel or outside consultants; provided, however, that such persons shall be notified of the confidential nature of such Confidential Information and be bound to keep such Confidential Information confidential to the same standard that the disclosing party is obligated to keep the Confidential Information confidential. All such Confidential Information, including records created therefrom by VITAL, shall remain the property of HEARTLAND, and VITAL shall provide such Confidential Information to HEARTLAND or to another party upon HEARTLAND’s request.

5.3                                 Confidentiality of Agreement.  Each party agrees that the terms and conditions of this Agreement, including the fees for Merchant Services provided hereunder which are set forth in Exhibit “A” and Exhibit “B” hereto, are confidential. Neither party shall, without the express prior written consent of the other party, disclose such terms and conditions (including fees) to any other unaffiliated person, firm or corporation.

5.4                                 Exclusions.  VITAL’s and HEARTLAND’s obligations and agreements under this Section 5.4 shall not apply to any information supplied that:

5.4.1                        Was known to either party prior to the disclosure by the other,

5.4.2                        Is or becomes generally available to the public other than by breach of this Agreement,

5.4.3                        Otherwise becomes lawfully available on a non-confidential basis from a third party who is not under an obligation of confidence to either party,

5.4.4                        Is independently developed by either party without the use of Confidential Information provided by the other party, or

5.4.5                        Is disclosed in response to a court order, subpoena or other request of a state or federal court or regulatory body.

5.5                                 Confidential Information.  If its obligations with respect to Confidential Information provided in Section 5 are breached and such breach is not cured within ninety (90) days’ notice thereof, except that if the failure is one that by its nature cannot be cured in ninety (90) days, the breaching party must make reasonable efforts to minimize the breach and to prevent the recipient of the Confidential Information from using same. Each party agrees that the other party would suffer immediate and irreparable harm in the event any Confidential Information is used in a manner not permitted by this Agreement. In the event of a breach or a threatened breach of the provisions of this Agreement, the non-breaching party shall be entitled to injunctive relief restraining the other party from such breach or threatened breach. Nothing herein shall be construed as prohibiting either party from pursuing any other remedy on account of such breach or threatened breach.

5.6                                 Survival.  The terms of Section 5 shall survive the termination of this Agreement.

6.                                       INDEMNIFICATION

6.1                                 VITAL Indemnification.  VITAL shall be liable to and shall indemnify and hold HEARTLAND harmless from and against any and all loss, liability, cost, damage and expense (including reasonable legal and accounting fees and expenses) to which HEARTLAND may be subjected or which it may incur in connection with any claims which arise from or out of or as a result of the negligent acts or omissions of VITAL, its officers, employees, agents and affiliates, in the performance of their duties and obligations under this Agreement.

6.2                                 HEARTLAND Indemnification.  HEARTLAND shall be liable to and shall indemnify and hold VITAL harmless from and against any and all loss, liability, cost, damage and expense (including reasonable legal and accounting fees and expenses) to which VITAL may be subjected or which it may incur in connection with any claims which arise from or out of or as the result of the negligent acts or omissions of HEARTLAND, its officers, employees, agents and affiliates, in the performance of their duties and obligations under this Agreement. HEARTLAND shall bear all risk of loss of items, records, data and materials during transit from HEARTLAND to VITAL’s location (or that of VITAL’s agents or sub-contractors).

6.3                                 Force Majeure / Business Continuity.  In no event shall VITAL or HEARTLAND be liable with respect to the failure of its duties and obligations under this Agreement (other than an obligation to pay money) which is attributable to acts of God, war, terrorism, conditions or events of nature, civil disturbances, work stoppages, equipment failures, power failures, fire or other similar events beyond its control, unless the failure to perform such duties and obligations is a result of VITAL’s failure to maintain adequate business continuity capabilities and to periodically ensure the effectiveness of same.

6.4                                 Data Transmission.  In no event shall VITAL be liable with respect to any loss, liability, cost, damage or expense arising from any loss, theft, disappearance of or damage to data transmitted by dataline or other means of electronic transmission that occurs during such transmission unless such loss, liability, cost, damage or expense is the result of VITAL’s negligence or intentional acts.

6.5                                 Operational Breakdowns.  VITAL does not guarantee the absence of break downs, operational failures, unavoidable delays or other similar causes beyond VITAL’s control and VITAL shall have no liability for loss, liability, cost, damage or expense resulting directly or indirectly from any such cause unless such breakdown, operational failure, unavoidable delay or other cause is the result of VITAL’s negligence or intentional acts.

6.6                                 Errors.  HEARTLAND agrees to check all output information produced by VITAL, including but not limited to, statements and interchange qualification levels to determine if such information is correct, and will promptly report any errors discovered therein to VITAL. In no event shall VITAL be liable with respect to any loss, liability, cost, damage or expense caused by VITAL’s failure to perform hereunder but not reported by HEARTLAND to VITAL within ninety (90) days of when such failure to perform is known to or should have been known to HEARTLAND.

6.7                                 Reliance on HEARTLAND’s Information.  In no event shall VITAL be liable with respect to any loss, liability, cost, damage or expense arising out of a claim by HEARTLAND or by third parties in connection with the data, computations and services provided and/or performed by VITAL hereunder to the extent that such data, computations and/or services as to which such claim arises were provided and/or performed in accordance with:

6.7.1                        HEARTLAND’s written requirements and/or instructions in such regard, including but not limited to, HEARTLAND’s memoranda, data entry instructions or computer field instructions or

6.7.2                        HEARTLAND’s written concurrence that such data, computations and services provided or performed or to be provided or performed comply with HEARTLAND’s previously communicated requirements and/or instructions in such regard.

6.8                                 Special Damages.  In no event will either party be liable for any special, consequential or punitive damages, including but not limited to, lost profits, even if such party knew of the possibility of such damages.

6.9                                 Limitation of Liability.  The liability of either party hereunder to the other or to any party claiming by, through or under HEARTLAND, shall be limited in the aggregate for the Initial Term, and for all subsequent Renewal Terms, of the Agreement to six (6) times the “average monthly billing” as defined hereinbelow:

6.9.1                        For purposes of this Section 6.9.1, “average monthly billing” shall be the average monthly billing of fees (excluding expenses) actually billed to HEARTLAND by VITAL for providing Merchant Services computed over the twelve (12) month period ending on the last day of the month immediately preceding the month in which either party first receives notice from the other party or otherwise becomes aware of the claim which caused such party’s liability to the other party hereunder, or if this Agreement has not then been in effect for twelve (12) months, then such average shall be computed over such fewer months that this Agreement has been in effect.

7.                                       NOTICES

7.1                                 Address.  Any written notice required or permitted to be given by HEARTLAND to VITAL hereunder shall be addressed to:

VITAL PROCESSING SERVICES L.L.C.
Attention: General Counsel
8320 South Hardy Road
Tempe, AZ 85284
(480) 333-8604 (fax)

and any written notice required, or permitted to be given by VITAL to HEARTLAND under this Agreement shall be addressed to:

HEARTLAND PAYMENT SYSTEMS, INC.
Attention: Marty Uhle
343 West Bagley Road, #400
Berea, OH 44017
(440) 239-0444 (fax)

7.2                                 Form of Notice.  All written notices provided for hereunder shall be delivered in person, by facsimile or shall be sent by courier or by certified mail with a return receipt requested and shall be effective when delivered or, in the case of certified mail, when deposited in the United States Post Office, postage prepaid and addressed as provided above. The parties to this Agreement, by notice in writing, may designate another address or office to which notices shall be given pursuant to this Agreement.

8                                          ADDITIONAL PROVISIONS

8.1                                 Relationship of Parties.  Nothing herein contained shall be construed as constituting a partnership, joint venture or agency between HEARTLAND and VITAL.

8.2                                 Assignment.  This Agreement shall not be assignable in whole or in part by HEARTLAND or VITAL without the other party’s prior written consent, except that such consent shall not be required for the assignment of this Agreement to any entity that is controlled by the assigning party, its parent, affiliate or a subsidiary thereof (which assignment shall not relieve the assigning party of any obligation hereunder). VITAL may, however, without HEARTLAND’s prior written consent, sub-contract with other entities with respect to the provision of Merchant Services hereunder but no such sub-contracts shall alter HEARTLAND’s rights against VITAL under this Agreement and no such sub-contract shall alter the level or quality of service agreed to be delivered hereunder.

8.3                                 Authority.  Each party to this Agreement hereby represents and warrants to the other that it has the full right, power and authority to enter into and perform this Agreement in accordance with all of the terms, provisions, covenants and conditions hereof and that the execution and delivery of this Agreement has been duly authorized by proper corporate action.

8.4                                 Insolvency.  In the event either party to this Agreement shall cease conducting business in the ordinary course, become insolvent, make a general assignment for the benefit of creditors, suffer or permit the appointment of a receiver for its business or assets or shall avail itself of or become subject to any proceeding under the federal bankruptcy laws of any statute or any state relating to insolvency or the protection of the rights of creditors, which is not dismissed within ninety (90) days, then (at the option of the other party hereto), this Agreement may be terminated by the non-defaulting party in accordance with Section 4.5 and be of no other force and effect, and any property or rights of such other party, tangible or intangible, shall forthwith be returned to it.

8.5                                 Waiver.  Any delay, waiver or omission by HEARTLAND or VITAL to exercise any right or power arising from any breach or default of the other party in any of the terms, provisions or covenants of this Agreement shall not be construed to be a waiver by VITAL or HEARTLAND of any subsequent breach or default of the same or other terms, provisions or covenants on the part of the other party.

8.6                                 Dispute.  The following procedures shall be adhered to in all disagreements (“Dispute”) that arise under this Agreement, prior to the escalation of a Dispute to arbitration. In the event of a Dispute, either party shall notify the other party of the nature of the Dispute with as much detail as possible. HEARTLAND’s representative and VITAL’s representative shall confer, in person or by telephone, within five (5) business days of the date of notification for the purpose of negotiating a resolution of the Dispute and, if applicable, determining the corrective action to be taken by the respective parties. If the parties’ representatives are unable to resolve the dispute or to agree upon the appropriate corrective action to be taken within thirty (30) business days of such meeting, or if any of the completion dates in the corrective action plan are later exceeded, then either party may initiate arbitration proceedings. The foregoing procedures shall not limit or delay the right of either party to seek provisional or ancillary remedies from a court of competent jurisdiction. Pending resolution of the Dispute, and unless or until this Agreement is terminated in accordance with the provisions hereof, both parties will continue their performance of their obligations under this Agreement in good faith, including without limitation the payment of all amounts due to the other party that are not in dispute. Notwithstanding anything to the contrary contained in this Agreement, in the event of a Dispute relating to or arising out of a notice of default, the dispute resolution process described herein must be commenced and completed within the applicable default cure period.

Unless the parties mutually agree otherwise, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved by arbitrators which are members of the Large, Complex Case Panel of the American Arbitration Association (AAA), or similar professional credentials, in accordance with its then-prevailing Commercial Arbitration Rules with Expedited Procedures, as modified by this Agreement. Judgment upon the award rendered by the arbitrator maybe entered in any court having jurisdiction thereof. The arbitration shall be held in Arizona, or at such other place as may be selected by mutual agreement. Nothing contained herein shall prohibit HEARTLAND from seeking injunctive relief from any judicial authority before, during or after any arbitration proceeding. The provisions of this arbitration clause shall survive the termination or expiration of this Agreement.

Notwithstanding the foregoing, any party may seek preliminary or interim injunctive relief from any court having jurisdiction, whether or not such party has pursued formal or informal dispute resolution in accordance with this Section 8.6 or otherwise.  The parties consent to the jurisdiction and venue of the courts of the State of Arizona, including all federal courts located in that state. By seeking or obtaining such remedy, the party seeking injunctive relief shall not waive any of the provisions of this Section 8.6, and any issues or claims arising in connection with such injunctive relief may, at the election of the party seeking injunctive relief, be determined by arbitration in accordance with this Section 8.6.

8.7                                 Business Continuity.  VITAL and HEARTLAND shall work together throughout the term of this Agreement to establish, update and improve strategies to minimize disruption of Merchant Services and resulting financial loss and to ensure timely resumption of operations in the event of any unforeseen disaster. VITAL will provide a copy of its periodic third party review to HEARTLAND upon written request from HEARTLAND.

8.8                                 Insurance.  VITAL agrees to retain insurance on its property for the replacement value of such property and to retain general liability insurance in an amount not less than twenty million dollars ($20,000,000.00) and errors and omissions insurance that covers VITAL’s errors and omissions in its performance under this Agreement in an amount not less than five million dollars ($5,000,000.00) and providing for, among other things:

8.8.1                        Coverage for any and all amounts necessary to replace magnetic tapes and reconstruct information stored on such magnetic tapes or any other medium whatsoever or other evidence of any transactions received by VITAL and required to be maintained by VITAL pursuant to this Agreement,

8.8.2                        Coverage for additional expenses incurred by VITAL which are required to allow VITAL to continue processing and servicing in accordance with this Agreement and in accordance with VITAL’s past custom and practice and

8.8.3                        Coverage for any and all amounts necessary to replace all processing units, computer consoles or other computer hardware of VITAL used in connection with the processing activities of VITAL under this Agreement.

8.9                                 Off-site Storage.  Throughout the term of this Agreement, VITAL agrees to maintain and retain:

8.9.1                        Adequate backup of all of its software in the form of the offsite storage of its source and object codes as well as all documentation necessary to reconstruct the software;

8.9.2                        Offsite storage for each of HEARTLAND’s data files used in connection with processing services provided by VITAL under this Agreement;

8.9.3                        A backup power supply system to guard against electrical outages; and

8.9.4                        Adequate backup for on-line communications, provided that HEARTLAND maintains an appropriate modem for such on-line communications as specified by VITAL.

8.10                           Property Rights.  Concepts, ideas, know-how, techniques, software, including but not limited to, programs, program listings and programming tools and documentation, including but not limited to, manuals, techniques, reports and drawings developed by VITAL and used by VITAL to fulfill its obligations under this Agreement shall be the sole and exclusive property of VITAL even if HEARTLAND assisted VITAL in the development or modification of such property and HEARTLAND shall have no interest whatsoever in and to such property.

Notwithstanding the foregoing, in such event HEARTLAND has paid VITAL for the development of any such property, HEARTLAND shall be given a fully paid perpetual license in such property for its use and the use of its customers unless VITAL sets forth in writing what other rights HEARTLAND shall have in such property before the development thereof.

8.11                           Hiring with Consent.  During the Initial Term of this Agreement, any subsequent or Renewal Term, and for a period of one (1) year subsequent to the termination of the provision of the Merchant Services hereunder, neither VITAL nor HEARTLAND, without the prior written consent of the affected party, shall hire, seek to hire or refer for other employment, any employee of such affected party having knowledge or familiarity with the Merchant Services.

8.12                           Binding Nature.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their representatives and their respective successors and assigns.

8.13                           Section Headings.  Section headings are included for convenience or reference only and are not intended to define or limit the scope of any provision of this Agreement and should not be used to construe or interpret this Agreement.

8.14                           Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and all prior negotiations, agreements and understandings, whether oral or written, are superseded hereby. No modification or amendment to this Agreement shall be effective unless and until set forth in writing and signed by both parties hereto.

HEARTLAND agrees that, for new and/or replacements products and/or services which VITAL may announce and introduce in the future, a written amendment and/or modification to this Agreement is not required. If HEARTLAND chooses to use such new and/or replacement products and/or services in the future, HEARTLAND agrees to pay the fees for said product and/or services in effect at the time of introduction, unless otherwise agreed to by VITAL and HEARTLAND.

8.15                           Governing Law.  This Agreement shall be governed in all respects by, and construed in accordance with, the laws of the State of Arizona.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day, month and year first above written.

VITAL PROCESSING SERVICES, L.L.C.		HEARTLAND PAYMENT SYSTEMS, INC.

By:	/s/ Jonathan Palmer	By:	/s/ Martin J. Uhle
Name:	Jonathan Palmer	Name:	Martin J. Uhle
Title:	CEO	Title:	President
Date:	Feb 19, 2002	Date:	2-19-02

Exhibit A

MERCHANT POINT-OF-SALE SERVICE DESCRIPTIONS AND PRICING

**********

[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

Exhibit B

CLEARING AND SETTLEMENT

**********

[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

Exhibit C

Service Levels

VITAL’s responsibility for Service Level Standards are limited to those elements over which VITAL has substantial control. HEARTLAND will exercise commercially reasonable efforts to notify VITAL of Service Level deficiencies within 24 hours of deterioration to aid VITAL in curing all deficiencies.

A.                                   POS Services

1.                                       Dial Authorization Availability

The communications network will have availability of at least 99.5%, as measured on a monthly basis.

In the event that the dial authorization network is available less than the established service level, VITAL will reimburse HEARTLAND the price differential incurred for obtaining authorization from another equivalent source of service and shall pay the interchange downgrade incremental cost difference.

2.                                       Merchant Leased Lines

VAPS - The service level standard for HEARTLAND’s Merchant VAP availability is 99.5%, as measured on a monthly basis.

In the event that the VAP network is available less than the established service level, VITAL will reimburse HEARTLAND the price differential incurred for obtaining authorization from another equivalent source of service and shall pay the interchange downgrade incremental cost difference.

3.                                       MMS Standards

The Merchant Management System will be available for input of terminal ID’s and downloads 98% of the time, 7:00 a.m. to 7:00 p.m. CTZ, 7 days per week, as measured on a monthly basis. The above criteria are subject to system refreshes and scheduled downtime.

4.                                       Notification of Service Interruptions

VITAL agrees to notify HEARTLAND of the following service interruptions within the noted time frames.

4.1                                 Planned MMS systems downtime at least 72 hours prior to the downtime.

4.2                                 Any unplanned MMS system downtime of more than one hour as soon as possible.

4.3                                 Any major communication network outage that is known to VITAL that has significant merchant impact, as soon as possible.

B.                                     Accounting and Clearing Services

1.                                       On-Line Access

Account Inquiry:                                                    8:00 a.m. EST 8:00 p.m. EST each day

VITAL will provide, at 99.5% monthly, twenty-four (24) hour inquiry capabilities for specified function codes: JAG, IPT, IPB, IME, IPL, IFC, IBT, IBA, IDN, IFT, ICG, IPS, IBR, IHM, ICD, IMA, IIT, IDR, IAL, INA, IRK with the exception of normal refreshes and scheduled downtime.

Scheduled Downtime generally occurs in the 1st 2nd  and 3rd  Quarters of each Calendar year. VITAL will notify HEARTLAND of these outages in January of each Calendar year and confirm the outage three weeks prior to the actual outage.

File Maintenance:                                                 8:00 a.m. EST 7:00 p.m. EST each day

Monetary Entry:                                                        8:00 a.m. EST 7:00 p.m. EST each day
(DCE, MRA, Chargeback Queuing)

Response Times:                                                                                                     Daily average of three seconds or less, controller to controller (HEARTLAND must maintain recommended line levels)

Recommended Network Provisions

1.              8 Terminals or less

- Multi-point 9600 BPS Line

2.              64 Terminals or less

- Point to Point 9600 BPS Line

3.              256 Terminals & Other Applications

- Point to Point 56KBPS Line

- Multi-port DSOSUs

- Automatic Dial Back-up

4. More than 256 Terminals and Multiple Applications

- Fractional or Full T-1 Line

- Bridge Router Connection

- ISDN Back-up

Standard:                                                                                                                                             95% of all scheduled hours daily including scheduled downtime.

2.                                       Transaction Posting and Settlement

Transaction Files:                                                                                                 This includes incoming files representing transactions (excluding transactions rejected based on incoming or outgoing edits due to the source data being the reason for the reject of the problem attributed to the Association) captured at merchant locations and presented to VITAL for clearing and posting, as well as outgoing files to various charge card associations for entering into the appropriate interchange network.

Files received by 6:30 p.m. EST on a business day (Sunday-Friday) will be cleared the current day; files received on a non-business day or after 6:30 p.m. EST on a business day will be cleared no later than the next business day; for files received after 6:30 p.m., but before 1:00 a.m. EST the next business day, VITAL will use its best efforts to clear the transactions that night. Transactions received prior to the agreed upon pull times will be posted to the account that night.

Standard:                                                                                                                                             99% of all transactions cleared as defined each calendar month.

3.                                       Merchant Statementing, Inserting and Billing

Statements Mailed:                                                                                          Tapes mailed within two business days of cycling. Printed statements mailed within three business days.

4.                                       ACH File Delivery

File Delivery:                                                                                                                          All ACH files will be delivered within the agreed upon windows to HEARTLAND or the bank of HEARTLAND’s choice on the same business day in which the transactions (excluding transactions rejected based on incoming or outgoing edits due to the source data being the reason for the reject of the problem attributed to the Association) were entered into interchange or the business day following monthly statement creation. Guaranteed availability of information transmitted to HEARTLAND requires that HEARTLAND has installed and uses VITAL’s current preferred method of data transmission (currently Sterling Software’s Connect

Direct also known as NDM), and that minimum processing windows are met. Files need to be received by VITAL allowing a minimum processing window of four (4) hours from the completion of the incoming file delivery to the scheduled window for delivery of the ACH file to HEARTLAND. All ACH files will be delivered within the agreed upon windows to HEARTLAND.

Standard:                                                                                                                                             No more than one (1) late delivery in any calendar month, that causes financial impact to HEARTLAND.

5.                                       Report File Delivery

Daily Files:                                                                                                                                     All reports will be transmitted or available for transmission in accordance with the following schedules. All times are for the business day following posting or settlement.

General Ledger                                                                                                                TBD

Chargeback and Retrieval                                                        6:00 a.m. EST

Daily Reports                                                                                                                       1:00 p.m. EST

Daily Transactions                                                                                           6:00 a.m. EST

Daily Discount                                                                                                                6:00 a.m. EST

Monthly Files:                                                                                                                  All report files will be transmitted or available for transmission in accordance with the following schedule. All times are for the third business day following the last day of a business month.

Monthly Reporting                                                                                         12:00 noon EST

Monthly Statements                                                                                   12:00 noon EST

Standard:                                                                                                                                             97% of files meet established windows

6.                                       Merchant Error Rate:

Merchant Services shall not exceed a greater than .2% error or loss of data rate caused by VITAL as measured on a monthly basis. VITAL shall retransmit and correct all such lost or inaccurate data at its sole cost and expense if VITAL is responsible.

7.                                       Response Time:

VITAL shall achieve response times comparable to those achieved by third party providers of comparable services, as measured on a monthly basis. At the least, VITAL’s response times shall not exceed the following;

Type of Problem                                      Maximum Response Time

System error (with financial impact to HEARTLAND or HEARTLAND’s client)	Acknowledged and responded to within one (1) week from notification

System error (without financial impact to HEARTLAND or HEARTLAND’s client)	Acknowledged and responded to within two (2) weeks from notification

General Research error	Acknowledged and responded to within three (3) weeks from notification

Merchant Statement error	Acknowledged and responded to within two (2) weeks from notification

Error Notification	HEARTLAND will contact VITAL within one (1) business day for any out of balance conditions or file transmission errors. This will allow VITAL the best opportunity to resolve those types of incidents.

8.                                       Customer Service:

VITAL shall exercise commercially reasonable efforts to achieve or exceed customer service levels comparable to that achieved by third party providers of comparable services. VITAL shall respond to all telephonic or written inquiries within two (2) business days.

9.                                       Report/CD-ROM:

9.1                                 Daily Reports mailed within two (2) business days

9.2                                 Month-End Reports mailed within three (3) business days

9.3                                 CD-ROM mailed within four (4) business days

10.                                 File Feeds:

VITAL shall proactively manage all file feeds, including but not limited to merchant-defined and outclearing files, received by VITAL, on behalf of HEARTLAND or HEARTLAND’s clients, including but not limited to prompt receipt and delivery scheduling and content verification and notification.

FIRST AMENDMENT
TO VITAL PROCESSING SERVICES AGREEMENT

THIS FIRST AMENDMENT (“Amendment”) by and between VITAL PROCESSING SERVICES, L.L.C. (“VITAL”) and HEARTLAND PAYMENT SYSTEMS, INC. (“HEARTLAND”) modifies and supersedes any conflicting provisions contained in the Vital Processing Services Agreement dated April 1, 2002 by and between VITAL and HEARTLAND (“Agreement”) as well as any amendments to the Agreement.

WITNESSETH THAT

WHEREAS, HEARTLAND desires to expand the Merchant Services that VITAL may provide under the Agreement to include Card-Not-Present Authorization Pricing;

NOW, THEREFORE, for and in consideration of the promises and mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

FIRST

Exhibit “A”, Section 1 to the Agreement is hereby amended and modified by the addition of Section 1.2, entitled “Card-Not-Present Authorization”, as outlined in Attachment I hereto.

SECOND

Except to the extent specifically amended by this Amendment, the terms and conditions of the Agreement, as well as the terms and conditions of any amendments to the Agreement, remain in full force and effect without modification.

IN WITNESS WHEREOF, this Amendment to the Agreement has been executed by VITAL and HEARTLAND effective July 1, 2003, the Effective Date of this amendment.

HEARTLAND PAYMENT SYSTEMS, INC.		VITAL PROCESSING SERVICES, L.L.C.

By:	/s/ MARTIN UHLE	By:	/s/ HARRY E. HASSELMAN

Title:	President and CEO	Title:	EVP

Date:	6-12-03	Date:	6/25/03

Card-Not-Present Authorization

1.2                                 Card-Not-Present Authorization

**********

[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

FIRST AMENDMENT
TO VITAL PROCESSING SERVICES AGREEMENT

THIS FIRST AMENDMENT (“Amendment”) by and between VITAL PROCESSING SERVICES, L.L.C. (“VITAL”) and HEARTLAND PAYMENT SYSTEMS, INC. (“HEARTLAND”) modifies and supersedes any conflicting provisions contained in the Vital Processing Services Agreement dated April 1, 2002 by and between VITAL and HEARTLAND (“Agreement”) as well as any amendments to the Agreement.

WITNESSETH THAT

WHEREAS, HEARTLAND and VITAL agree to revised SSL Transactions pricing;

NOW, THEREFORE, for and in consideration of the promises and mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

FIRST

Section 3.1.1 of Exhibit “A” to the Agreement, entitled “SSL Transactions’ Is hereby amended and modified as set forth in Attachment A hereto.

SECOND

Except to the extent specifically amended by this Amendment, the terms and conditions of the Agreement, as well as the terms and conditions of any amendments to the Agreement, remain in full force and effect without modification.

IN WITNESS WHEREOF, this Amendment to the Agreement has been executed by VITAL and HEARTLAND effective June 1, 2003.

HEARTLAND PAYMENT SYSTEMS, INC.		VITAL PROCESSING SERVICES, L.L.C.

By:	/s/ MARTIN J. UHLE	By:	/s/ HARRY E. HASSELMAN

Title:	President and COO	Title:	EVP

Date:	6-3-03	Date:	6/4/03

SSL Transactions

3.1.1                        SSL Transactions

**********

[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

ADDENDUM
TO VITAL PROCESSING SERVICES AGREEMENT

THIS ADDENDUM (“Addendum”) by and between VITAL PROCESSING SERVICES, L.L.C. (“VITAL”) and HEARTLAND PAYMENT SYSTEMS (“HPS”) modifies and supersedes any conflicting provisions contained in the Vital Processing Services Agreement dated April 1, 2002 by and between VITAL and HPS (“Agreement”) as well as any amendments to the Agreement.

WITNESSETH THAT

WHEREAS, HPS desires to expand the Merchant Services that VITAL may provide under the Agreement to include Electronic Data Capture of Enhanced Data (Level III) associated with Visa and MasterCard branded Purchasing Card Transactions;

NOW, THEREFORE, for and in consideration of the promises and mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

FIRST

Exhibit “A” to the Agreement is hereby amended and modified by the addition of Section 20, entitled “Electronic Data Capture of Enhanced Data (Level III) associated with Visa/MasterCard branded Purchasing Cards”, as outlined in Attachment I hereto.

SECOND

Except to the extent specifically amended by this Amendment, the terms and conditions of the Agreement, as well as the terms and conditions of any amendments to the Agreement, remain in full force and effect without modification.

IN WITNESS WHEREOF, this Addendum to the Agreement has been executed by VITAL and HPS effective July 1, 2002.

HEARTLAND PAYMENT SYSTEMS, INC.		VITAL PROCESSING SERVICES, L.L.C.

By:	/s/ Martin J. Uhle	By:	/s/ Harry E. Hasselman

Title:	President & COO	Title:	EVP

Date:	7-15-02	Date:	7/17/02

20.                                 Electronic Data Capture of Enhanced Data (Level III) Associated with Visa/MasterCard Branded Purchasing Cards

**********

[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

1

e-CONNECTIONS ADDENDUM
to the
PROCESSING SERVICES AGREEMENT

THIS e-CONNECTIONS ADDENDUM (“Addendum”) by and between VITAL PROCESSING SERVICES, L.L.C. (“VITAL”) and HEARTLAND PAYMENT SYSTEMS, INC. (“HEARTLAND”), modifies and supplements those services contained in the Processing Services Agreement dated April 1, 2002 by and between VITAL and HEARTLAND (“Agreement”) as well as any addendums and amendments to said Agreement.

WITNESSETH THAT:

WHEREAS, HEARTLAND desires to expand the Merchant Services that VITAL may provide under the Agreement;

NOW, THEREFORE, for and in consideration of the promises and mutual convenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

FIRST

The Agreement is hereby amended and modified by the addition of the delivery and pricing of VITAL® e-Connections Service (“Service”) which are attached hereto as Attachment I and made part hereof.

SECOND

Subject to the terms and conditions of the Agreement and the Addendum during the initial Term, and any Renewal Term, VITAL grants HEARTLAND a non-exclusive, nontransferable, non-assignable and limited right and license to access and use the Services in accordance with the terms of the Agreement and Addendum and to allow HEARTLAND’s customers, agents and merchants (“USER(s)”) pursuant to terms and conditions mutually agreed upon to access and use the Services.

THIRD

Except to the extent specifically amended by this Addendum, the terms and conditions of the Agreement, as well as the terms and conditions of any addendums and amendments to the Agreement, remain in full force and effect without modification.

IN WITNESS WHEREOF, this e-Connections Addendum to the Agreement has been executed by VITAL and HEARTLAND effective October 1, 2002.

HEARTLAND PAYMENT SYSTEMS, INC.		VITAL PROCESSING SERVICES, L.L.C.

By:	/s/ Martin J. Uhle	By:	/s/ Harry E. Hasselman

Title:	President	Title:	EVP

Date:	9-23-02	Date:	9-25-02

Attachment I

VITAL® e-Connections Services

VITAL® e-Connections is an Internet-accessible browser-based financial reporting system that provides financial institutions with risk management reporting tools and provides financial institutions, their agents and merchants with the ability to monitor electronic payment transaction activity. VITAL® e-Connections consists of separate and distinct functional modules which may be used individually or as a suite of services.

HEARTLAND acknowledges and agrees that during the term of this Agreement and Addendum, VITAL shall be the exclusive supplier to HEARTLAND of internet-accessible browser-based tools for viewing, reporting and querying cleared and settled electronic payment processing transaction data and authorized and captured electronic payment processing transaction data.

1.                                       AUTHORIZATION AND CAPTURE AND RECONCILIATION MODULES

1.1                                 Description of Services

VITAL® e-Connections Authorization & Capture and Reconciliation Modules provide HEARTLAND and its agents (collectively “HEARTLAND”) with internet-accessible browser-based tools that may be utilized in the management, reporting and reconciliation of authorized and captured electronic payment processing transaction data.

1.2                                 Access

Access to transaction data may be obtained at Merchant ID, Chain or Bank levels, as such levels are structured on the VITAL Authorization Platforms. Pursuant to the existing hierarchy structure:

1.2.1                        A USER with a Merchant Logon ID may view data associated with that Merchant ID only.

1.2.2                        A USER with a Chain Logon ID will have the ability to view aggregate, as well as individual, transaction data belonging to that specific Chain.

1.2.3                        A USER with an Agent Logon ID will have the ability to view aggregate, as well as individual, transaction data belonging to that specific Agent

1.2.4                        HEARTLAND may, by using a Bank CSR Logon ID, view aggregate, as well as individual data associated with that specific Bank.

1.2.5                        HEARTLAND will be assigned an Administrator Logon ID and password that will enable HEARTLAND to assign and administer CSR, Chain and Merchant Registration and Logon IDs and passwords on behalf of HEARTLAND’s USERs.

1.2.6                        Logon IDs are intended for use, and operation, by HEARTLAND, its Agent Banks, its merchants and their respective employees and are not intended for resale or use by third parties other than HEARTLAND’s Agent Banks and merchants.

2.                                       CLEARING AND SETTLEMENT MODULE

2.1                                 Description of Services

VITAL® e-Connections Clearing & Settlement Module provides HEARTLAND and its customers, either agents who resell services or merchant establishments (“USERS”) with internet-accessible browser-based tools that may be utilized in the management and reporting of cleared and settled electronic payment processing transaction data.

2.2                                 Access

Access to transaction data may be obtained at Merchant ID, Association or Group levels, as such levels are structured on the MAS. Pursuant to the existing MAS hierarchy structure:

2.2.1                        A USER with a Merchant Logon ID may view data associated with that Merchant ID only.

2.2.2                        A USER with an Association Logon ID will have the ability to view aggregate, as well as individual, transaction data belonging to that specific Association.

2.2.3                        A USER with a Group Logon ID will have the ability to view aggregate, as well as individual, transaction data belonging to that specific Group.

2.2.4                        HEARTLAND may, by using a Bank CSR Logon ID, view aggregate, as well as individual data associated with that specific Bank.

2.2.5                        HEARTLAND will be assigned an Administrator Logon ID and password that will enable HEARTLAND to assign and administer CSR, Group, Association and Merchant Registration and Logon IDs and passwords on behalf of HEARTLAND’s USERs.

3.                                       RISK MANAGEMENT MODULE

3.1                                 Description of Services

VITAL® e-Connections provides HEARTLAND and its agents (“collectively “HEARTLAND”) with internet-accessible browser-based tools that enable HEARTLAND to define rule-based parameters for the monitoring of unusual authorization transaction activity.

3.2                                 Access

3.2.1                        HEARTLAND may, by using a HEARTLAND risk analyst (“RA”) Logon ID, view reports of unusual authorization transaction activity.

3.2.2                        HEARTLAND may by using a HEARTLAND risk manager (“RM”) Logon ID, view standard and managerial level reports of unusual authorization transaction activity.

3.2.3                        HEARTLAND may by using a HEARTLAND risk system administrator (“RSA”) Logon ID, modify rules defining unusual authorization transaction activity, as well as view standard and managerial level reports of that activity.

3.2.4                        VITAL® shall assign HEARTLAND all Risk Logon 1Ds and passwords unless otherwise agreed to.

4.                                       HELP DESK SUPPORT PROVIDED TO HEARTLAND’S END-USER MERCHANTS, AGENT BANK PARTNERS AND ISO PARTNERS

If requested to do so by HEARTLAND, VITAL shall provide first-level telephone-based Help Desk support to HEARTLAND’s USERs. In the event that VITAL provides Help Desk Services pursuant to this Section 4, the fees described in Section 5.4.1 shall apply.

5.                                       SERVICE FEES

5.1                                 Platform Fees

**********

5.2                                 Access Fees

**********

5.3                                 Implementation Fee

**********

5.4                                 Help Desk Support Fees

5.4.1                        Per Help Desk Call                                                                                                                                                                                                                                                                                            **********

5.5                                 Import of Data from 3rd Parties

5.5.1                        One-time Initial Setup Fee, per data source, per file                                                                                                                   **********

**********

5.6                                 Customization Fees

**********

6.                                       MONTHLY MINIMUMS

**********

7.                                       TRAINING AND DOCUMENTATION

**********

[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

VITAL® e-Connections Services

Terms of Use

This internet-accessible, browser-based financial transaction reporting service (“Service”) includes proprietary materials, the use of which is subject to the following terms and conditions.

1.                                       Acknowledgment And Acceptance Of Agreement:

The Service, provided by a financial transaction processing entity (the “Company”) to the business entity (“User”) pursuant to the Terms of Use Agreement (“TOU”), any amendments thereto, and any operating rules or policies that may be published from time to time by Company, all of which are hereby incorporated by reference. The TOU comprises the entire agreement between User and Company, and supersedes any prior agreements pertaining to the subject matter contained herein.

2.                                       Description Of Service:

Company is providing User with the capability to initiate queries and receive financial transaction reporting via the World Wide Web, or other communications method as agreed upon, on a site designated by the Company. User must: (a) provide for User’s own access to the

World Wide Web and pay any service fees associated with such access, and (b) provide all equipment necessary for User to make such connection to the World Wide Web, including a computer, modem and Web browser.

3.                                       User’s Registration Obligations:

In consideration of use of the Service, User agrees to: (a) provide true, accurate, current, and complete information about User as prompted by the Registration Form, and (b) to maintain and update this information to keep it true, accurate, current and complete. This information about a User shall be referred to as “Registration Data.” If any information provided by User is untrue, inaccurate, not current, or incomplete, Company has the right to terminate Users access to the Service, and refuse any and all current or future use of the Service.

4.                                       Modifications To Agreement:

Company may change the TOU from time to time at its sole discretion. Changes to the TOU will he posted on the System Bulletin screen, which is available to all End Users.

5.                                       Modifications To Service:

Company reserves the right to modify or discontinue, temporarily or permanently, the Service with or without notice to User. User agrees that Company shall not be liable to User or any third party for any modification or discontinuance of the Service.

6.                                       User Account, Password And Security:

User will receive a password and account designation upon completing the registration process. User is responsible for maintaining the confidentiality of the password and account, and is fully responsible for all activities that occur under User’s password or account. User agrees to immediately notify the Service of any unauthorized use of User’s password or account or any other breach of security.

7.                                       User Conduct:

User agrees to abide by all applicable association, local, state, national, and international laws and regulations in User’s use of the Service, and agrees not to interfere with the use and enjoyment of the Service by other Users. User agrees to be solely responsible for the contents of User’s transmissions through the Service.

User agrees (i) not to use the Service for illegal purposes; (ii) not to interfere with or disrupt the Service or servers or networks connected to the Service; (iii) to comply with all requirements, procedures, policies and regulations of networks connected to the Service; and (iv) to comply with all applicable laws regarding the transmission of technical data exported from the United States.

8.                                       Indemnity:

User agrees to indemnify and hold Company, and its officers, and employees, harmless from any claim or demand, including reasonable attorneys’ fees, made by any third party due to or arising out of User’s use of the Service, User’s connection to the Service, User’s violation of the TOU, or User’s violation of any rights of another.

9.                                       Resale Of Service:

If User is designated by the Company as a reseller of the Service, then such User shall be responsible for ensuring all parties to whom it resells the Service agree and abide by the TOU.

10.                                 Data Storage:

Company, and its their third party service providers assume no responsibility for the deletion or failure to store financial transaction data. Company may establish a limit on the data storage capability it will maintain for User.

11.                                 Termination:

User agrees that Company may terminate Users password, account or use of the Service if Company believes:

11.1                           That User has violated or acted inconsistently with the letter or spirit of the Service Agreement,

11.2                           That User has violated the rights of Company, or (iii) that User’s continued use of the Service poses a material threat to the security, stability, or ongoing operation of the System Or Services.

User acknowledges and agrees that any termination of Service under any provision of this Agreement may be effected without prior notice

12. Disclaimer Of Warranties:

User expressly agrees that use of the service is at user’s sole risk. The service is provided on an “as is” and “as available” basis.

12.1                           COMPANY EXPRESSLY DISCLAIMS ALL WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

12.2                           COMPANY MAKES NO WARRANTY THAT THE SERVICE WILL MEET USER’S REQUIREMENTS, THAT THE SERVICE WILL BE UNINTERRUPTED, TIMELY, SECURE, OR ERROR FREE; NOR DOES COMPANY MAKE ANY WARRANTY AS TO THE RESULTS THAT MAY BE OBTAINED FROM THE USE OF THE SERVICE OR AS TO THE ACCURACY OR RELIABILITY OF ANY INFORMATION OBTAINED THROUGH THE SERVICE.

12.3                           COMPANY MAKES NO WARRANTY REGARDING ANY GOODS OR SERVICES PURCHASED OR OBTAINED THROUGH OR FROM THE SERVICE OR ANY TRANSACTIONS ENTERED INTO THROUGH SERVICE.

SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF CERTAIN WARRANTIES, SO SOME OF THE ABOVE EXCLUSIONS MAY NOT APPLY TO YOU.

13. Limitation of Liability:

13.1                           User agrees that Company shall not be liable for any direct, indirect, incidental, special, or consequential damages, resulting from the use or the inability to use the service or resulting from unauthorized access to or alteration of user’s transmissions or data, including but not limited to, damages for loss of profits, use, data or other intangibles, even if Company has been advised of the possibility of such damages.

13.2                           User further agrees that Company shall not be liable for any damages arising from interruption, suspension or termination of service, including but not limited to direct, indirect, incidental, special, consequential or exemplary damages, whether such interruption, suspension or termination was justified or not, negligent or intentional, inadvertent or advertent.

Some jurisdictions do not allow the limitation or exclusion of liability for incidental or consequential damages so some of the above limitations may not apply to you.

NOTICE: Any notice to User or to the Company shall be made via either email or regular mail. The Company may also provide notices of changes to the TOU or other matters by displaying notices to Users generally on the Service.

14.                                 General:

14.1                           The Service Agreement and the relationship between User and Company shall be governed by the laws of the State of Arizona without regard to its conflict of law provisions.

14.2                           The failure of Company to exercise or enforce any right or provision of the TOU shall not constitute a waiver of such right or provision. If any provision of the TOU is found by a court of competent jurisdiction to be invalid, the parties nevertheless agree that the court should endeavor to give effect to the parties’ intentions as reflected in the provision, and the other provisions of the TOU remain in full force and effect.

14.3                           User agrees that regardless of any statute, or law to the contrary, any claim or cause of action arising out of or related to use of the Service or the Service Agreement must be filed within ninety (90) days after such claim or cause of action arose or be forever barred.

15.                                 Section Titles

15.1                           The section titles in the TOU are for convenience only and have no legal or contractual effect.